Exhibit 99(g)(17)

December 15, 2014

State Street Bank and Trust Company
State Street Financial Center
One Lincoln Street
Boston, MA  02111
Attention:  Guthrie Falzone, Vice President

Re:  AllianceBernstein Cap Fund, Inc. (the "Fund")

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established eleven (11) new series of shares to be known as (i) AllianceBernstein Multi-Manager Select Retirement Allocation Fund, (ii) AllianceBernstein Multi-Manager Select 2010 Fund, (iii) AllianceBernstein Multi-Manager Select 2015 Fund, (iv) AllianceBernstein Multi-Manager Select 2020 Fund, (v) AllianceBernstein Multi-Manager Select 2025 Fund, (vi) AllianceBernstein Multi-Manager Select 2030 Fund, (vii) AllianceBernstein Multi-Manager Select 2035 Fund, (viii) AllianceBernstein Multi-Manager Select 2040 Fund, (ix) AllianceBernstein Multi-Manager Select 2045 Fund, (x) AllianceBernstein Multi-Manager Select 2050 Fund, and (xi) AllianceBernstein Multi-Manager Select 2055 Fund, respectively (the "Portfolios").

In accordance with Section 18.6, the Additional Portfolios provision, of the Master Custodian Agreement dated as of August 3, 2009 by and among each management investment company party thereto and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as Custodian for the aforementioned Portfolios under the terms of the aforementioned contract.  In connection with such request, the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 18.7 of the aforementioned contract.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

ALLIANCEBERNSTEIN CAP FUND, INC.
on behalf of:
AllianceBernstein Multi-Manager Select Retirement Allocation Fund
AllianceBernstein Multi-Manager Select 2010 Fund
AllianceBernstein Multi-Manager Select 2015 Fund
AllianceBernstein Multi-Manager Select 2020 Fund
AllianceBernstein Multi-Manager Select 2025 Fund
AllianceBernstein Multi-Manager Select 2030 Fund
AllianceBernstein Multi-Manager Select 2035 Fund
AllianceBernstein Multi-Manager Select 2040 Fund
AllianceBernstein Multi-Manager Select 2045 Fund
AllianceBernstein Multi-Manager Select 2050 Fund
AllianceBernstein Multi-Manager Select 2055 Fund

		By:	/s/ Eric C. Freed
		Name:	Eric C. Freed
		Title:	Assistant Secretary, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President, Duly Authorized

Effective Date:  December 15, 2014